Exhibit 99.1

REDWOOD MORTGAGE CORP.

Balance Sheet

December 31, 2016

1825 S. Grant Street, Suite 250

San Mateo, CA 94402

Phone 650-365-5341        Fax 650-364-3978

REDWOOD MORTGAGE CORP.

FINANCIAL STATEMENTS

December 31, 2016

CONTENTS

Page No.

Independent Auditor’s Report	1

Balance Sheet	2

Notes to the Balance Sheet	3 - 15

INDEPENDENT AUDITOR’S REPORT

Board of Directors

Redwood Mortgage Corp.

San Mateo, California

We have audited the accompanying balance sheet of Redwood Mortgage Corp. as of December 31, 2016 and the related notes to the balance sheet.

Management’s Responsibility for the Balance Sheet

Management is responsible for the preparation and fair presentation of this balance sheet in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the balance sheet that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on this balance sheet based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the balance sheet. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the balance sheet, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the balance sheet in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the balance sheet.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Redwood Mortgage Corp. as of December 31, 2016, in accordance with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP

San Francisco, California

May 5, 2017

REDWOOD MORTGAGE CORP.

BALANCE SHEET

December 31, 2016

Assets

Cash and cash equivalents	$1,083,341

Receivables, due from related parties	278,683
Receivables, other	17,114
Loans – unsecured	92,993

Brokerage rights, mortgage loans, net	6,857,253
Investments in affiliated mortgage funds	193,940
Real estate owned (REO)	1,474,094
Prepaid expenses	52,644
Office equipment, net	126,543

Total assets	$10,176,605

Liabilities and Stockholders’ Equity

Liabilities
Accrued payroll	$204,037
Accrued liabilities, other	131,756
Mortgage notes payable	960,000
Loans (formation) from affiliates, net	6,511,277
Deferred income taxes	730,872

Total liabilities	8,537,942

Stockholders’ equity
Common stock	4,000
Additional paid-in capital	550,152
Retained earnings	1,084,511

Total stockholders’ equity	1,638,663

Total liabilities and stockholders’ equity	$10,176,605

The accompanying notes are an integral part of this Balance Sheet.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2016

NOTE 1 – ORGANIZATIONAL AND GENERAL

Redwood Mortgage Corp. (RMC) is owned by Michael R. Burwell (Burwell), and trusts of which Burwell is the principal beneficiary. RMC’s articles of incorporation authorized 100,000 shares of common stock of which 1,000 shares are issued and outstanding with a stated value of $4,000.

RMC, as a real estate broker licensed with the State of California, originates, arranges and services loans with various maturities for two affiliated mortgage funds that are externally managed by RMC. RMC is solely responsible for business affairs of the affiliated mortgage funds, subject to the voting rights of the members or partners. From time to time RMC, from its own account, may fund loans and later assign them to the affiliated mortgage funds or sell the loans to non-affiliates. RMC provides the personnel and services necessary to conduct businesses on behalf of the affiliated mortgage funds as they have no employees of their own. As of December 31, 2016, total assets under management by RMC in affiliated mortgage funds was approximately $203.6 million, which consisted of mortgage loans of approximately $135.0 million, real estate owned (REO) of $19.8 million and the balance in cash and other assets.

The affiliated mortgage funds sponsored by RMC are as follows.

Redwood Mortgage Investors IX (RMI IX), a Delaware Limited Liability Company.

-	RMC is the managing member. The rights, duties and powers of the members and the manager of RMI IX are governed by the ninth amended and restated limited liability operating agreement of Redwood Mortgage Investors IX, LLC a Delaware Limited Liability Company, the Delaware Limited Liability Company act and the California Revised Uniform Limited Liability Company Act.

Redwood Mortgage Investors VIII (RMI VIII) a California Limited Partnership.

-	RMC (the manager) and Burwell are the general partners (GP’s). The rights, duties and powers of the general and limited partners of RMI VIII are governed by the sixth amended and restated limited partnership agreement of Redwood Mortgage Investors VIII, a California Limited Partnership and Sections 15900 et seq. of the California Corporations Code.

The above entities were organized by RMC for the purpose of making and investing in mortgage loans secured by California real estate. An investor in the affiliated mortgage funds elects to receive periodic cash distributions of earnings or to have the earnings retained (for RMI VIII) or reinvested (for RMI IX) in the investor’s capital account.

-Publicly offered affiliated mortgage funds

RMC has sponsored four publicly offered funds. In addition to RMI IX and RMI VIII, RMC has sponsored Redwood Mortgage Investors VII, a California Limited Partnership (RMI VII) and Redwood Mortgage Investors VI, a California Limited Partnership (RMI VI). RMI VII and RMI VI were deregistered in 2011 with the SEC as permitted by regulation based on the dollar amount of assets and the number of investors. The final distribution to the partners and the dissolution of the partnerships were completed in 2016.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2016

NOTE 1 – ORGANIZATIONAL AND GENERAL (continued)

-Publicly offered affiliated mortgage funds (continued)

	Offering(s) Commenced	Offering(s) Status	Amount Offered	Amount Sold	Dissolved
RMI IX(1)	October 2009	Ongoing	$140,000,000	$48,116,000	Ongoing
RMI VIII(2)	February 1993	November 2008	300,000,000	299,813,000	Ongoing
RMI VII	October 1989	September 1992	12,000,000	11,998,000	2016
RMI VI	September 1987	September 1989	12,000,000	9,773,000	2016

(1)	The prospectus/registration statement effective in June 2016, continued the offering of units of membership interest begun in 2009. As of December 31, 2016 approximately 48,116,000 units had sold – 39,408,000 under previous registration statements and 8,708,000 under the June 2016 prospectus/registration statement of 140,000,000 ($140,000,000).
(2)	RMI VIII’s amount offered was comprised of six offerings. The first offering for $15,000,000 commenced in February 1993 and terminated in October 1996. The sixth and last offering for $100,000,000 commenced in August 2005 and terminated in November 2008.

- Privately offered mortgage programs

Our manager has sponsored six privately offered funds: Redwood Mortgage Investors V (RMI V), Redwood Mortgage Investors IV (RMI IV), Redwood Mortgage Investors III (RMI III), Redwood Mortgage Investors II (RMI II), Redwood Mortgage Investors (RMI) and Corporate Mortgage Investors (CMI). All privately offered mortgage programs were California Limited Partnerships.

	Offering(s) Commenced	Offering(s) Closed	Amount Offered	Amount Sold	Dissolved
RMI V	September 1986	October 1987	$5,000,000	$4,988,000	2016
RMI IV	October 1984	September 1986	7,500,000	7,494,000	2016
RMI III(3)	February 1984	December 1996	7,000,000	2,288,000	2005
RMI II	February 1983	June 1983	1,500,000	1,283,000	2005
RMI	April 1978	July 1982	1,000,000	977,000	2005
CMI(4)	August 1978	January 1987	20,000,000	8,844,000	2005

(3)	RMI III’s total amount offered was comprised of two offerings. The first, commenced February 1984 for $7,000,000, raised approximately $1,430,000. The offering terminated in June, 1984. The partnership was re-offered in July 1992, raising approximately $858,000. The offering terminated in December 1996.
(4)	CMI’s total amount offered was comprised of two offerings. The first, commenced August 1978, and the second commenced January 1984. The combined partnerships offered a total of $20,000,000 and closed in January 1987, raising approximately $8,844,000 in units sold.

In February 2014, the manager of RMI IV and RMI V put forward a resolution to dissolve the partnerships. Consent by vote of the limited partners to dissolve was received in March 2014, and the manager proceeded with quarterly cash disbursements beginning June 30, 2014. The final cash distribution was made September 2016.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2016

NOTE 1 – ORGANIZATIONAL AND GENERAL (continued)

- Privately offered mortgage programs (continued)

In December 2005, with substantial assets remaining in each fund despite available liquidity options for the limited partners, the general partners of RMI III, RMI II, RMI and CMI put forward a resolution to dissolve the partnerships. Consent by vote of the limited partners to dissolve was received in December 2005. Upon dissolution, remaining limited partners received their capital account balance and unused portion of the allowance for loan losses from the liquidation of assets. RMI III, RMI II and RMI were California limited partnerships. They were sold only to a limited number of select California residents in compliance with applicable federal and state securities laws. Corporate Mortgage Investors, which was a California limited partnership, was offered and sold exclusively to qualified pension and profit sharing plans and other institutional investors.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

- Basis of presentation

The accompanying balance sheet were prepared in conformity with accounting principles generally accepted in the United States of America.

RMC is required by California regulations to utilize trust accounts through which are processed certain cash disbursements and receipts on mortgage loans of the affiliated mortgage funds. As RMC does not have an ownership interest in these clearing accounts, the accompanying balance sheet does not include the activities, nor the balance, of these accounts.

- Management estimates

The preparation of balance sheet in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions about the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities, at the balance sheet date. Such estimates relate principally to the determination of the fair value of loans, primarily loans designated impaired, and the fair value of the related real estate collateral and real estate owned, if any. Actual results could differ significantly from these estimates.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2016

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

- Fair value estimates

GAAP defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date (i.e. the balance sheet date). An orderly transaction is a transaction that assumes exposure to the market for a period prior to the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets and liabilities; it is not a forced transaction. Market participants are buyers and sellers in the principal market that are (i) independent, (ii) knowledgeable, (iii) able to transact and (iv) willing to transact.

RMC has no assets or liabilities recorded at fair value on a recurring basis.

Fair values of assets and liabilities are determined based on the fair value hierarchy established in GAAP. The hierarchy is comprised of three levels of inputs to be used.

-	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the partnership has the ability to access at the measurement date. An active market is a market in which transactions occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

-	Level 2 inputs are inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly in active markets and quoted prices for identical assets or liabilities that are not active, and inputs other than quoted prices that are observable or inputs derived from or corroborated by market data.

-	Level 3 inputs are unobservable inputs for the asset or liability. Unobservable inputs reflect the partnership’s own assumptions about the assumptions market participants would use in pricing the asset or liability (including assumptions about risk). Unobservable inputs are developed based on the best information available in the circumstances and may include the partnership’s own data.

- Brokerage rights, mortgage loans, net / formation loans

RMC, as a result of provisions in the agreements with the affiliated mortgage funds, recognized as an asset, its exclusive rights:

-	to act as the loan broker in arranging mortgage loans,

-	to act as servicing agent for all mortgages owned by the affiliated mortgage funds and,

-	to be compensated by the affiliated mortgage funds for a) loan brokerage commissions and b) mortgage service fees.

Loan brokerage commissions are paid to RMC when a loan is funded and mortgage servicing fees are earned by RMC during the time loans are outstanding. The asset is referred to as Brokerage rights, mortgages.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2016

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

- Brokerage rights, mortgage loans, net / formation loans (continued)

The initial carrying values of these brokerage rights are the total of the amounts RMC pays for commissions and fees to broker-dealers on sales of limited partner or member interests in the affiliated mortgage funds, plus unreimbursed organization and offering expenses (O & O expenses), if any, from any offering of units of limited partners or member interests. RMC advances certain O & O expenses on behalf of RMI IX, as it had done for the other affiliated mortgage funds. RMI IX is the only affiliated mortgage fund offering member units for sale and is obligated to reimburse RMC for O & O expenses up to an amount equal to 4.5% of gross offering proceeds from sales of member units until RMC has been fully reimbursed. Thereafter, RMI IX pays these costs directly.

The Brokerage rights, mortgage loans are amortized on an accelerated method over the approximated period loan brokerage commissions and servicing fees are expected to be earned by RMC.

RMC finances the payments of the commissions to broker-dealers during the offering period with advances from the particular affiliated mortgage fund. Collectively these advances are the formation loans. The formation loans are non-interest bearing and are repaid as provided for by the entities’ operating agreements, principally from the loan brokerage commissions earned by RMC. Accordingly, from time to time, as RMC has gone through periods of not earning or receiving loan brokerage commissions, the repayment terms of the formation loans may be modified as proposed by the general partners or managing members, as circumstances may warrant. Interest has been imputed on the formation loans at the market rate of interest in effect in the years of the offerings.

If the general partners/managing members are removed and RMC is no longer receiving payments for services rendered, the related formation loan is forgiven, and would be an offset to any impairment otherwise resulting to the carrying value of the brokerage rights, mortgage loans.

At least annually, RMC reviews the estimated amounts of future loan originations and the balances of loans being serviced to determine that the sum of the undiscounted net cash flows therefrom exceeds the carrying value of the brokerage-related rights.

- Cash and cash equivalents

RMC considers all highly liquid financial instruments with maturities of three months or less at the time of purchase to be cash equivalents. Periodically, cash balances in banks exceed federally insured limits.

- Loans, advances and interest income

Loans and advances generally are stated at the unpaid principal balance (principal).

- Real estate owned (REO)

REO includes real estate acquired through purchase or foreclosure and is either being operated as rental properties or is idle property awaiting more favorable market conditions. REO is recorded at acquisition at the lower of the recorded investment in the loan, plus any senior indebtedness, or at the property’s estimated fair value, net. After acquisition, costs incurred relating to the development and improvement of the property are capitalized, whereas costs relating to operating or holding the property are expensed. Subsequent to acquisition, management periodically compares the carrying value of real estate to expected undiscounted future cash flows for the purpose of assessing the recoverability of the recorded amounts. If the carrying value exceeds future undiscounted cash flows, the assets are reduced to estimated fair value.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2016

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

- Fixed assets

Fixed assets generally are stated at cost. Depreciation and amortization are computed on a straight-line basis over estimated useful lives ranging from three to seven years.

- Income taxes

Income taxes are provided for those taxes currently payable and those deferred. A provision (benefit) for income taxes is provided for deferred taxes resulting from differences in the timing of reporting revenue and expense items for financial versus tax purposes.

RMC evaluated its current tax positions as of December 31, 2016, and has concluded that it does not have any significant uncertain tax positions for which a reserve would be necessary.

- Recent accounting pronouncements

-Accounting and Financial reporting for Expected Credit Losses

The Financial Accounting Standards Board (FASB) issued an Accounting Standards Update (ASU) that significantly changes how entities will account for credit losses for most financial assets that are not measured at fair value through net income. The new standard will supersede currently in effect guidance and applies to all entities. Entities will be required to use a current expected credit loss (CECL) model to estimate credit impairment. This estimate will be forward-looking, meaning management will be required to use forecasts about future economic conditions to determine the expected credit loss over the remaining life of an instrument. This will be a significant change from today’s incurred credit loss model and generally will result in allowances being recognized more quickly than they are today. Allowances that reflect credit losses expected over the life of an asset are also likely to be larger than allowances entities record under the incurred loss model.

The affiliated mortgage funds invest in real estate secured loans made with the expectation of zero credit losses as a result of substantial protective equity provided by the underlying collateral. For a loss to be recognized under the CECL or incurred loss model, if the lending/loan-to-value guidelines are followed effectively, an intervening, subsequent-to-loan-funding, event must negatively impact the value of the underlying collateral of the loan in an amount greater than the amount of protective equity provided by the collateral. Such an event would be either (or both) of:

1)	An uninsured event (s) specifically impacting the collateral or

2)	A non-temporary decline in values generally in the real estate market.

In both of these instances the treatment would be the same in the incurred loss and CECL models of approximately the same amount. Other than in these events, the probable of occurrence criteria of the incurred loss model is not triggered and a loss is not recognized. Further the protective equity provided by the collateral is not impaired and the zero-expected-loss lending guideline in preserved, and a loss is not required recognized under the CECL model.

This convergence between the CECL and incurred loss models as to loss recognition – as an event driven occurrence – in low LTV, real estate secured programs caused RMC to conclude that the CECL model will not materially impact the reported results of operations or financial position as compared to that which would be reported in the incurred loss model. The RMC expects to adopt the ASU for interim and annual reporting in 2020.

-Accounting and Financial Reporting for Revenue Recognition

On May 28, 2014, FASB issued a final standard on revenue from contracts with customers. The standard issued as ASU 2014-09 outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The standard is effective January 2018.

The goals of the revenue recognition project are to clarify and converge the revenue recognition principles under U.S. GAAP and to develop guidance that would streamline and enhance revenue recognition requirements. A core principle of the standard is to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which an entity expects to be entitled in exchange for those goods or services. Revenue is recognized when a performance obligation is satisfied by transferring goods or services to a customer. The FASB intentionally used the wording “be entitled” rather than “receive” or “collect” to distinguish collectability risk from other uncertainties that may exist under a contract.

RMC management concluded that the new standard is consistent with its currently-in-place guidelines for revenue recognition which provided for interest income recognition on loans to borrowers to continue to accrue for financial reporting purposes so long as the loan is well collateralized (such that collection is assured) and – in the judgment of management – the borrower has the intent and capacity to repay, as opposed to management judging that the collection of amounts owing will come from legal action such as the completion of a foreclosure and subsequent sale of the property.

NOTE 3 – GENERAL PARTNER, MANAGING MEMBER AND RELATED PARTIES

RMC’s primary sources of revenue are from:

-	brokerage commissions on loan originations,

-	mortgage servicing fees,

-	asset management fees,

-	reimbursement of qualifying expenses, and

-	general partner/managing member interests in profits and losses, each of which is described in the partnership and operating agreements for the affiliated mortgage funds.

RMC, as general partner of RMI VIII, is entitled to two-thirds of one percent of the profits and losses. Burwell is also a general partner in RMI VIII and is entitled to one-third of one percent of the profits and losses. Beginning with calendar year 2010, and continuing until January 1, 2020, RMC assigned to Burwell, its two-thirds of one percent of the profits and losses in RMI VIII, in exchange for Burwell assuming the general partners’ equity deficit in RMI VIII. RMC as the managing member of RMI IX, is entitled to one percent of the profits. RMC’s allocations of profits and losses from the affiliated mortgage funds was approximately $25,000 for the year ended December 31, 2016.

At times, to enhance RMI IX’s earnings, RMC has taken several actions, including:

-	charging less than the maximum allowable fees,

-	not requesting reimbursement of qualifying expenses,

-	paying RMI IX expenses, such as professional fees, that could have been obligations of RMI IX, and/or

-	contributing cash to the fund that was credited to investors’ capital accounts.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2016

NOTE 3 – GENERAL PARTNER, MANAGING MEMBER AND RELATED PARTIES (continued)

Such fee waivers and cost actions were not made for the purpose of providing RMI IX with sufficient funds to satisfy withdrawal requests, nor to meet any required level of distributions. RMI IX has no such required level of distributions. RMC does not use any specific criteria in determining the exact amount of fees to be waived and/or costs to be absorbed. Any decision to waive fees and/or to absorb costs, and the amount (if any) to be waived or absorbed, is made by RMC in its sole discretion.

- Mortgage servicing fees

RMC earns mortgage servicing fees of up to one-quarter of one percent (0.25%) annually from RMI IX of the unpaid principal of the loan portfolio or such lesser amount as is reasonable and customarily charged in the industry where the property securing the mortgage is located. RMC is entitled to receive these fees regardless of whether specific mortgage payments are collected. The mortgage servicing fees are paid to RMC monthly unless the loan has been assigned a specific loss reserve, at which point remittance is deferred until the specific loss reserve is no longer required, or the property has been acquired by RMI IX. To enhance the earnings of RMI IX, RMC, in its sole discretion, may elect to accept less than the maximum amount of the mortgage servicing fee. RMC did not waive any mortgage servicing fees for RMI IX during 2016.

RMC earns mortgage servicing fees of up to one and one-half percent (1.5%) annually of the unpaid principal of the loan portfolio from RMI VIII.

Mortgage servicing fees, net of waived, for 2016, were approximately $1,340,000.

- Brokerage commissions, loan originations

RMC earns loan brokerage commissions in connection with the review, selection, evaluation, negotiation and extension of mortgage loans for the affiliated mortgage funds. The loan brokerage commission collected by RMC is expected to range from approximately 1.5% to 5% of the principal amount of each loan made during the year. Total loan brokerage commissions are limited to an amount not to exceed four percent (4%) of the total affiliated mortgage funds’ assets per year. The loan brokerage commissions are paid by the borrowers, and thus, are not an expense of the affiliated mortgage funds. During 2016, RMC received approximately $2,161,000 of loan commissions and extension fees and other applicable fees.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2016

NOTE 3 – GENERAL PARTNER, MANAGING MEMBER AND RELATED PARTIES (continued)

- Loan administrative fees

RMC is entitled to receive a loan administrative fee in an amount up to one percent (1%) of the principal amount of each new loan originated or acquired by RMC on RMI IX’s behalf for services rendered in connection with the selection and underwriting of potential loans. Such fees are payable by RMI IX to RMC upon the closing or acquisition of each loan. During 2016, all loan administrative fees chargeable by RMC to RMI IX were waived by RMC.

- Asset management fees

RMC, as a general partner or a managing member, earns monthly asset management fees for managing the affiliated mortgage funds’ loan portfolios and operations. RMC earned, net of waived, approximately $524,000 of asset management fees during 2016. RMC waived approximately $276,000 in asset management fees for RMI IX during 2016.

- Reimbursement of expenses

Reimbursed operating expenses from the affiliated funds were approximately $2,037,000 for 2016. These reimbursements are recorded as income in the year reimbursed.

- Brokerage rights, mortgage loans, net/formation loans

Brokerage rights, mortgages loans are summarized in the following table at December 31, 2016.

	Brokerage Rights, Mortgages	Accumulated Amortization	Net	Years Remaining
RMI VIII	$15,944,405	$(13,932,405)	$2,012,000	15
RMI IX	6,100,095	(1,254,842)	4,845,253	11

	$22,044,500	$(15,187,247)	$6,857,253

Additions to the brokerage rights, mortgages (RMI IX only), for sales commissions paid to broker/dealer for unit sales in 2016 was $798,206.

O & O expenses (RMI IX only) is summarized in the following table.

2016
Balance, January 1	$2,517,685
Advances by RMC	1,418,544
Reimbursements from RMI IX	(610,548)

Balance, December 31	$3,325,681

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2016

NOTE 3 – GENERAL PARTNER, MANAGING MEMBER AND RELATED PARTIES (continued)

- Brokerage rights, mortgage loans, net/formation loans (continued)

Estimated amortization expense for each of the next five years and thereafter is presented in the following table.

Year	RMI VIII	RMI IX	Total
2017	$226,000	$605,000	$831,000
2018	201,000	526,000	727,000
2019	179,000	464,000	643,000
2020	158,000	429,000	587,000
2021	142,000	368,000	510,000
Thereafter	1,106,000	2,453,253	3,559,253

	$2,012,000	$4,845,253	$6,857,253

The formation loans are non-interest bearing, and interest is imputed at the market rate of interest in effect during the offerings. The effective interest rates range from 3.25% to 7.75%.

Formation loan balances and transactions are summarized in the following table for 2016.

	RMI VIII	RMI IX	Total
Balance, January 1	$6,933,909	$1,741,741	$8,675,650
Payments	(650,000)	(174,174)	(824,174)
Additions	—	951,871	951,871

Balance, December 31	$6,283,909	$2,519,438	$8,803,347

Payments on the formation loans are scheduled as presented in the following table.

Year	RMI VIII	RMI IX	Total
2017	$650,000	$251,944	$901,944
2018	650,000	251,944	901,944
2019	650,000	251,944	901,944
2020	650,000	251,944	901,944
2021	650,000	251,944	901,944
Thereafter	3,033,909	1,259,718	4,293,627

Total borrowings	6,283,909	2,519,438	8,803,347
Less discount	(1,965,027)	(327,043)	(2,292,070)

Total loans (formation), net of discount	$4,318,882	$2,192,395	$6,511,277

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2016

NOTE 3 – GENERAL PARTNER, MANAGING MEMBER AND RELATED PARTIES (continued)

- Investments in the affiliated mortgage funds

RMC’s investment in the affiliated mortgage funds is presented in the following table as of December 31, 2016.

	Total Investment	Net Assets	Percent of Net Assets
RMI VIII	$123,975	$160,763,229	0.08%
RMI IX	69,965	41,257,573	0.17

Total	$193,940	$202,020,802

- Incentive plan

RMC has an annual incentive plan for its president based upon the brokerage commissions and extension fees.

The incentive plan payment shall not be less than fifty percent of the president’s annual salary. The incentive plan payment, the 50% minimum notwithstanding, shall not exceed RMC’s taxable income for federal income tax purposes for any given year. For the year ended December 31, 2016, there was no amount payable under the incentive plan.

NOTE 4 – LOANS

Loan transactions are summarized in the following table.

	2016
	Secured	Unsecured
Principal, January 1	$—	$207,600
Originated for affiliates	28,775,500	—
Borrower repayments	—	(114,607)
Assigned to affiliated mortgage funds	(28,775,500)	—

Principal, December 31	$—	$92,993

RMC has an unsecured loan – due on demand - with an outstanding principal balance of $92,993 and an interest rate of 7.5%. The borrower is making monthly payments towards principal and interest.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2016

NOTE 5 – REAL ESTATE OWNED (REO) AND MORTGAGE NOTES PAYABLE

RMC owns single-family residences located in San Mateo County and Riverside County. One residence is a rental property which is being marketed for sale. The other property was vacant in 2016. The net book value of REO held at December 31, 2016 was $1,474,094.

As of December 31, 2016, RMC has mortgage notes payable on its REO, as shown in the following table.

	Unpaid Principal Balance	Interest Rate	Interest Only Monthly Payment	Maturity Date
Riverside County	$260,000	6.00%	$1,300	December 2020
San Mateo County	$700,000	5.99%	$3,494	February 2018

NOTE 6 – OFFICE EQUIPMENT

Fixed assets are summarized in the following table at December 31.

2016
Office equipment	$128,423
Computer equipment	161,364
Computer software	69,610
Leasehold improvements	59,974

Total office equipment	419,371
Accumulated depreciation and amortization	(292,828)

Fixed assets, net	$(126,543)

Future minimum lease payments for office space and certain office equipment for the years through 2021 are presented below as of December 31 2016.

Year	Office	Equipment	Total
2017	$106,795	$13,663	$120,458
2018	—	11,771	11,771
2019	—	—	—
2020	—	—	—
2021	—	—	—

Total	$106,795	$25,434	$132,229

RMC contracted with an independent service bureau for computer processing services for the affiliated mortgage funds related to the recordkeeping and reporting for the accounts of individual investors at approximately $20,000 per month. The contract has a five year term, a stated 5% increase in fees occurs at the end of each year for the term of the contract. RMC receives reimbursement of substantially all of such expenses from the affiliated mortgage funds.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2016

NOTE 7 – PROFIT-SHARING PLAN

RMC has a defined contribution profit-sharing plan available to all employees upon meeting eligibility requirements. RMC may make discretionary contributions to the plan on an annual basis. No contributions were made for the year ended December 31, 2016.

NOTE 8 – INCOME TAXES

At December 31, 2016, RMC has available net operating loss (“NOL”) carryforwards of $4,961,644 and $3,816,402 to offset future federal and California taxable income, respectively. The federal NOL will begin to expire in 2024, and the state NOL carryforwards will begin to expire in 2017.

Utilization of net operating loss carryforwards may be subject to substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended and similar state provisions. The annual limitation may result in the expiration of net operating losses carryforwards before utilization.

Significant components of the net deferred tax liability are summarized in the following table at December 31.

2016
Fixed assets	$22,747
Brokerage-related rights, mortgages, net	(2,731,546)
Net operating loss carry forwards	1,909,624
Other	68,303

Net deferred tax liability	(730,872)

ASC 740, Income Taxes, provides for the recognition of deferred tax assets if realization of such assets is more likely than not. In assessing the need for a valuation allowance in 2016, the RMC considered all available evidence both positive and negative, including historical levels of income, legislative developments, expectations and risks associated with estimates of future taxable income, and prudent and feasible tax planning strategies.

As a result of this analysis for the year ended December 31, 2016, the RMC has determined that it is more likely than not that it will realize the benefits of its deferred tax assets in the U.S. due to significant deferred tax liabilities expected to reverse and therefore has not recorded a valuation allowance to reduce the carrying value of these deferred tax assets to zero.

NOTE 9 – SUBSEQUENT EVENTS

RMC had no reportable subsequent events through May 5, 2017, the date the financial statements were available to be issued.